Exhibit 10.1
FORM OF CONFIRMATION EVIDENCING PURCHASES AND SALES OF NYMEX UNLEADED REGULAR GASOLINE PUT OPTIONS AND CALL OPTIONS BY WRIGHT EXPRESS
CORPORATION FROM BANK OF AMERICA, N.A.
Bank of America, N.A.
233 South Wacker Drive, Suite 2800
Chicago, IL 60606

Date:

To:	Wright Express
Attn:	Steve Elder
Fax No:	(207) 523-7797

From:	Bank of America, N.A.
Fax No:	866-204-4836
Tel No:	312-234-2736

Transaction Ref. No.:	Mur
Dear Sir/Madam;
The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Wright Express (Party “B”) and Bank of America, N.A. (Party “A”) (each a “Party” and together “the Parties”) on the Trade Date specified below (the ''Transaction’’). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below (the “Agreement”).
The definitions and provisions contained in the 2005 ISDA Commodity Definitions, as published by the International Swaps and Derivatives Association, Inc., (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.
This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of Month Date Year as amended and supplemented from time to time between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
The terms of the particular Transaction to which this Confirmation related are as follows:

Notional Quantity per Calculation Period:	Gallons

Total Notional Quantity:	Gallons

Commodity:	Gasoline

Trade Date:

Effective Date:

Termination Date:

Put Seller/Call Buyer:	Party A

Put Buyer/Call Seller:	Party B

Option Style:	Asian

Exhibit 10.1

Option Type:	Collar

Calculation Period:	Monthly, from and including to and including

Commodity Reference Price:	GASOLINE RBOB-NEW YORK-NYMEX

Specified Price:	For each Calculation Period, the Floating Price shall be calculated as the arithmetic average of the daily settlement price of the First Nearby Month futures contracts

Pricing Dates:	Each Commodity Business Days in the relevant Calculation Period

Call Strike Price:	$ per Gallon

Put Strike Price:	$ per Gallon

Procedure for Exercise

Expiration Date(s):	In respect of a Calculation Period, the final Pricing Date of that Calculation Period

Automatic Exercise:	Applicable

Cash Settlement:	Applicable

Settlement Date(s):	Monthly, Five (5) Business Days following each Expiration Date

Business Day:	New York

Calculation Agent:	As per the agreement
Rounding:
All amounts resulting from the calculation of the Floating Price(s) shall be rounded as follows:
(a)	If the relevant unit of measure is MMBtus or Gallons, then the Floating Price shall be rounded to the nearest four decimal places (with 0.00005 being rounded upwards (e.g.0.33334 being rounded down to 0.3333 and 0.33335 being rounded up to 0.3334)).

(b)	If the relevant unit of measure is Barrels, Metric Tonnes or MWh then the Floating Price shall be rounded to the nearest three decimal places (with 0.0005 being rounded upwards (e.g.0.3334 being rounded down to 0.333 and 0.3335 being rounded up to 0.334)).

(c)	If the relevant unit of measure is Therms and Cubic Metres, then the Floating Price shall be rounded to the nearest five decimal places (with 0.000005 being rounded upwards (e.g. 0.333334 being rounded down to 0.33333 and 0.333335 being rounded up to 0.33334)).

(d)	If the relevant unit of measure is Hectolitres, then the Floating Price shall be rounded to the nearest two decimal places (with 0.005 being rounded upwards (e.g. 0.334 being rounded down to 0.33 and 0.335 being rounded up to 0.34)).

Exhibit 10.1
Recording of Conversations:
Each party to this Transaction acknowledges and agrees to the tape recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and/or this Transaction.
Account Details:

Payments to Party A:	Please see invoice for settlement instructions

Payments to Party B:	Please see invoice for settlement instructions
Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days of receipt of this Confirmation by returning via telecopier an executed copy of this Confirmation in its entirety to the attention of Global FX and Derivative Operations, fax #: 1-866-204-4836.
Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.
Schedule A

Calculation Period	Pricing Dates	Notional Quality per Calculation Period (GAL)

Yours sincerely,	Accepted and confirmed as of the date first written:

Bank of America, N.A.	Wright Express

DRAFT	DRAFT

Authorized Signatory	Name:

Title: